UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  FORM  SB-2/A
                                  AMENDMENT #5

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DDI INTERNATIONAL INC.
                 (Name of small business issuer in its charter)

       Nevada                       7375                       98-0372619
-------------------------   ------------------------   -------------------------
(State or jurisdiction        (Primary Standard                 (I.R.S. Employer
of Incorporation or               Industrial                 Identification No.)
organization)                 Classification Code
                                    Number)

    5232 Malaspina Place, North Vancouver, British Columbia, V7R 4M1, Canada
                                  604.985.4397
            --------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 Rene Daignault
  1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6, Canada
                                  604.648.0527
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to RULE 462(B) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to RULE 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to RULE 462(D) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of    |   Amount to     |  Proposed       | Proposed       |             |
Securities  |   be Registered |  Maximum        | Maximum        | Registration|
To be       |                 |  Offering Price | Aggregate      | Fee (1)     |
Registered  |                 |  Per Share      | Offering Price |             |
--------------------------------------------------------------------------------
Common      | 5,500,000       |  $0.10          |   $550,000     |  $145.20    |
Capital     |                 |                 |                |             |
Shares      |                 |                 |                |             |
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY  PROSPECTUS
                             DDI INTERNATIONAL INC.
                         5,500,000 Common Capital Shares


This prospectus relates to 5.5 million Common Capital Shares of DDI International Inc. being offered by the selling security holders.


The fixed offering price for the shares will be $0.10 per share. If our stock becomes listed or quoted on a securities market, the non-affiliate selling security holders may thereafter sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or quoted, at market prices or privately negotiated prices. Affiliate selling security holders will make their resales at fixed prices for the duration of the offering.


There  is  no  public  market  for  the  securities  of  DDI  International Inc.


A PURCHASE OF OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVESTORS SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.


The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


If we change the fixed offering price, we will file an amendment to the registration statement.




                         The date of this prospectus is.______________________
                             Subject to completion.

                                TABLE OF CONTENTS

SUMMARY  OF  OUR  OFFERING                                                     6

RISK  FACTORS                                                                  7

USE  OF  PROCEEDS                                                              9

DETERMINATION  OF  OFFERING  PRICE                                             9

DILUTION                                                                       9

SELLING  SECURITY  HOLDERS                                                     9

LEGAL  PROCEEDINGS                                                            12

MANAGEMENT                                                                    12

EXECUTIVE  COMPENSATION                                                       13

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            13

PRINCIPAL  STOCKHOLDERS                                                       14

DESCRIPTION  OF  SECURITIES                                                   14

DESCRIPTION  OF  BUSINESS                                                     15

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                25

DESCRIPTION  OF  PROPERTY                                                     26

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               27

EXPERTS                                                                       27

FINANCIAL  STATEMENTS                                                         27


     Audited  Financial  Statements  -  October  31,  2002                    28

     Unaudited  Financial  Statements  -  October  31,  2002                  37

                            SUMMARY OF OUR OFFERING
OUR  BUSINESS

We are a development stage company that intends to provide online dental services with a vision aimed at providing services through the website at WWW.DR-DENTAL-INFO.COM that will assist dentists, consumers, and industry providers in the dental care industry. We intend to develop a vertically integrated website, DR-DENTAL-INFO.COM, dedicated to dental care that will increase the efficiency of information exchange between different dental industry participants.

We were incorporated in the State of Nevada on March 22, 2002. Our administrative office is located at 5232 Malaspina Place, North Vancouver, British Columbia, V7R 4M1, Canada, telephone (604) 985-4397. This is the home of our president, Dr. Brooke Mitchell. Our registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Our fiscal year end is December 31.

THE  OFFERING:    Following  is  a  brief  summary  of  this  offering:

------------------------------------------------------------------------------------
Use of proceeds . . . . .   We will not receive any of the proceeds  from  the  sale
                            of the shares being offered.  However, we will  pay  the
                            costs of the offering.
------------------------------------------------------------------------------------
Number of shares. . . . .   11,000,000 Common Voting Shares
outstanding before and
after the offering
------------------------------------------------------------------------------------
Fixed offering price        $  0.10 per share
per share
------------------------------------------------------------------------------------
Securities being offered. . The selling security holders want to sell  an  aggregate
                            5,500,000 Common Voting Shares of our common stock.  The
                            offered shares were acquired  by  the  selling  security
                            holders in a non-public offering that  we  believe  were
                            exempt from the  registration  and  prospectus  delivery
                            requirements of the Securities Act of 1933.  Except  for
                            the shares issued  to  Dr.  Brooke  Mitchell  under  the
                            option agreement, the selling shareholders purchased the
                            shares being offered  for  resale  on  April  18,  2002.
------------------------------------------------------------------------------------
Plan of distribution. . .   This offering is at a fixed price until and  unless  our
                            Common Voting Shares are quoted or listed on a specified
                            market. Non-affiliate selling security holders will make
                            their resales at the fixed price until our Common Voting
                            Shares are quoted  or  listed  on  a  specified  market.
                            Affiliate  selling  security  holders  will  make  their
                            resales at the fixed  price  for  the  duration  of  the
                            offering.  The offered shares will not  be  sold  in  an
                            underwritten public offering. If the fixed price changes
                            we  will  file  a  post  effective  amendment reflecting
                            the change.
------------------------------------------------------------------------------------


SELECTED  FINANCIAL  DATA  (UNAUDITED)

The following unaudited financial information summarizes the more complete historical, audited, and unaudited financial information provided in this registration statement.

                    |--------------------------------------|
                    |BALANCE SHEET       AS OF OCTOBER 31, |
                    |                           2002       |
                    |--------------------------------------|
                    |Total  Assets             $  9,106.00 |
                    |--------------------------------------|
                    |Total  Liabilities        $  2,328.00 |
                    |--------------------------------------|
                    |Stockholders'  Equity     $  6,778.00 |
                    |--------------------------------------|
                    |Revenue                       $  0.00 |
                    |--------------------------------------|
                    |Total  Expenses          $  18,222.00 |
                    |--------------------------------------|
                    |Net  Loss                $  18,222.00 |
                    |--------------------------------------|

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS  ASSOCIATED  WITH  OUR  COMPANY:

1. WE ARE AN INITIAL DEVELOPMENT STAGE COMPANY AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN AND MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING.

A note provided by our independent auditors in our financial statements for the period from inception, March 22, 2002, through April 30, 2002 contains an explanatory note that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. The explanatory note states that, because of such uncertainties, there may be a substantial doubt about our ability to continue as a going concern. This note may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

2. WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. IF THE LOSSES CONTINUE WE WILL HAVE TO SUSPEND OPERATIONS OR CEASE OPERATIONS.

We were incorporated on March 22, 2002 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $10,127. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues from our planned business operations and to reduce development costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development and operation of our website. We cannot guaranty that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

3. WE ARE NEW TO THE INTERNET MARKETPLACE AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

We have no operating history upon which to judge our current operations. In deciding whether to purchase our shares, and the likelihood of our success, you should consider our prospects in light of the problems, risks, expenses, complications, delays, and difficulties frequently encountered by a small business beginning operations in a highly competitive industry, including but not limited to the following:

     - development of our website and the online dental services to be provided;
     - the uncertainty of market acceptance of our website and the online dental services;
     - maintenance of our proprietary rights, including our payment obligations under the option agreement;
     - our need to expand our marketing, sales and support organizations, as well as our market share;
     -  our  ability  to  anticipate  and  respond  to  market  competition;
     -  our  need  to  manage  expanding  operations;
     -  possible  insufficiency  of  additional  funding;
     -  our ability to negotiate affordable, reasonable and fair agreements; and
     -  our  dependence  upon  key  personnel.

As we have no history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

4. FAILURE TO SUCCESSFULLY COMPETE IN THE DENTAL CARE INDUSTRY AS AN ONLINE SERVICE PROVIDER WITH ESTABLISHED DENTAL COMPANIES WILL NEGATIVELY IMPACT OUR BUSINESS.

There are many established dental companies that provide similar services. We expect competition in our market to increase significantly as new companies enter the market and current competitors expand their online services. In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a negative impact on our business, the results of our operations and our financial condition. See "Competition" on page 18 for more information.

5. FAILURE TO INTRODUCE NEW SERVICES IN A TIMELY AND ACCEPTABLE MANNER MAY AFFECT OUR ABILITY TO OPERATE EFFECTIVELY.

The computer and Internet industries are characterized by rapidly changing technologies, frequent introductions of new products, services, and industry standards. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our services, as well as, the development and maintenance of the Internet's infrastructure to cope with this increased traffic. Our future success will depend in large part on our ability to develop and enhance our services. There are significant technical risks in the development of new or enhanced services, including the risk that we will be unable to effectively use new technologies, adapt our services to emerging industry standards, or develop, introduce and market new or enhanced services.

If we are unable to develop and introduce enhanced or new services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, we may not be able to compete effectively.

6. WE OPERATE IN A HIGHLY REGULATED INDUSTRY AND COMPLIANCE FAILURES COULD RESULT IN A NEGATIVE IMPACT ON OUR BUSINESS.

Our services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a negative impact upon us.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on our business and add additional costs to doing business on the Internet.

7. AS A RESULT OF OFFERING INFORMATION AND SERVICES, WE FACE A HIGHER POTENTIAL FOR LIABILITY CLAIMS, AND IF ANY CLAIMS ARE COMMENCED AGAINST US THIS COULD DAMAGE OUR BUSINESS.

We offer information and services on our website. Most of our website's content will be non-exclusive and republished information from other websites. As a result, we face the risk that claims may be made against us for losses or damages, perceived or real that could have a negative impact on our business. We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information contained on and communications made through our website. Based on links we may provide to other websites, we could also be subject to claims based upon on-line content we do not control that is accessible from our website.

These claims could result in substantial costs and a diversion of our management's attention and resources, regardless of whether we are successful. Although we may be able to obtain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that may not be covered by insurance or in excess of insurance coverage could have a negative impact on our business, financial condition and operating results. As a result of these factors, any legal claims, whether or not successful, could seriously damage our reputation and our business.

8. SINCE OUR SUCCESS DEPENDS UPON THE EFFORTS OF DR. BROOKE MITCHELL, THE KEY MEMBER OF OUR MANAGEMENT, OUR FAILURE TO RETAIN DR. MITCHELL WILL NEGATIVELY EFFECT OUR BUSINESS.

Our business is greatly dependent on the efforts of our president, Dr. Brooke Mitchell, and on our ability to attract, motivate and retain key personnel and highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. The loss of Dr. Mitchell could have a negative impact on our business, operating results and financial condition.

9.     SINCE  WE  DO NOT OWN OUR ASSETS THERE IS A GREATER AND REAL RISK THAT WE
COULD  LOSE  THE  ASSETS,  WHICH  WOULD  HAVE A NEGATIVE IMPACT ON OUR BUSINESS.


Until we make the final payment of $200,000 to Dr. Mitchell, we do not fully own any assets. We have until March 24, 2004 to make the final payment. However, if we do not raise the necessary funds to make the final payment, we will lose any interest we have in the assets. If we lose the assets, it would have a negative impact on our business. See "Related Transactions" below on page and "Description of Property" on page for more details.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:

10. BECAUSE OUR OFFICERS AND DIRECTORS WILL OWN MORE THAN 50% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, THEY WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS.

Messrs Mitchell and Daignault own an aggregate 6,500,000 shares and have voting control of DDI. As a result, if Messrs. Mitchell and Daignault do not sell any of their shares, and regardless of the number of shares you may acquire, Messrs Mitchell and Daignault will be able to elect all of our directors and control our operations.

11. BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

12. "PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT, AND SEVERELY LIMIT THEIR MARKET AND LIQUIDITY.

Trading in our securities is subject to certain regulations adopted by the SEC commonly known as the "penny stock" rules. These rules govern how broker-dealers can deal with their clients and "penny stocks". The additional burdens imposed upon broker-dealers by the "penny stock" rules may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. See "Penny Stock rules" on page for more details.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

There is no established market price for our common stock. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price was arbitrarily determined by the selling shareholders.

                                    DILUTION

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.


                            SELLING SECURITY HOLDERS

The following table sets forth the number of shares that may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

---------------------------------------------------------------------------------
SELLING SECURITY HOLDER          SHARES OWNED    SHARES TO BE  SHARES OWNED AFTER
                                BEFORE OFFERING    OFFERED          OFFERING
---------------------------------------------------------------------------------
Dr. Brooke Mitchell (1). . . .        6,000,000       500,000           5,500,000
---------------------------------------------------------------------------------
Rene Daignault (2) . . . . . .          500,000       500,000                   0
---------------------------------------------------------------------------------
Roger D. Arnet . . . . . . . .          300,000       300,000                   0
---------------------------------------------------------------------------------
Daryl P. Carpenter . . . . . .          300,000       300,000                   0
---------------------------------------------------------------------------------
Robert D. Carpenter. . . . . .          300,000       300,000                   0
---------------------------------------------------------------------------------
Jeffsco Holdings Ltd. (3). . .          250,000       250,000                   0
---------------------------------------------------------------------------------
Patrizia Leone-Mitchell. . . .          500,000       500,000                   0
---------------------------------------------------------------------------------
Peter Maddocks . . . . . . . .          300,000       300,000                   0
---------------------------------------------------------------------------------
Ethel A. Mitchell. . . . . . .        1,000,000     1,000,000                   0
---------------------------------------------------------------------------------
Sean Mitchell. . . . . . . . .          500,000       500,000                   0
---------------------------------------------------------------------------------
Jennifer R. Nelson . . . . . .          300,000       300,000                   0
---------------------------------------------------------------------------------
William A. Randall, III. . . .          200,000       200,000                   0
---------------------------------------------------------------------------------
William Randall, Jr. . . . . .          300,000       300,000                   0
---------------------------------------------------------------------------------
Wet Coast Management Corp. (4)          250,000       250,000                   0
---------------------------------------------------------------------------------

(1)  Dr.  Mitchell  is  the  sole  director  and  the  president  of  DDI.
(2)  Mr.  Daignault  is  the  secretary  and  treasurer  of  DDI.
(3) Susan Jeffs is the sole legal and beneficial shareholder of this company, and is the spouse of Richard N. Jeffs.
(4) Richard N. Jeffs is the sole legal and beneficial shareholder of this company, and is the spouse of Susan Jeffs.

All shares are beneficially owned by the registered shareholder. The registered shareholders each have the sole voting and dispositive power over their shares. There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.

None of the selling shareholders are broker-dealers or affiliates of a broker-dealer. Each of the selling shareholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S. Each of the selling shareholders also agreed, as set out in their respective subscription agreement and as evidenced by the legend on their respective share certificates, that they would not, within one (1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective Registration Statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

PLAN  OF  DISTRIBUTION

The fixed offering price will be $0.10 per share. This offering price will remain fixed until and unless our Common Voting Shares are quoted or listed on a specified market. Non-affiliate selling security holders will make their resales at the fixed price until our Common Voting Shares are quoted or listed on a specified market. Affiliate selling security holders will make their resales at the fixed price for the duration of the offering. The shares will not be sold in an underwritten public offering. If the fixed price changes, we will file a post-effective amendment reflecting the change.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     - privately  negotiated  transactions.

We will not receive any of the proceeds from the sale of those shares being offered.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e.

distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to our selling security holders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

Rule 102 applies only during a "restricted period" that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling security holders, and related persons. The rule allows issuers and selling security holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer's affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule  104  regulates stabilizing and other activities related to a distribution.
Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

SELLING SECURITY HOLDERS AND DISTRIBUTION PARTICIPANTS ARE REQUIRED TO CONSULT WITH THEIR OWN LEGAL COUNSEL TO ENSURE COMPLIANCE WITH REGULATION M.

                                LEGAL PROCEEDINGS

We are not a party to any pending litigation or legal proceedings and none is contemplated or threatened.

                                   MANAGEMENT

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

----------------------------------------------------------------------------
NAME  AND  ADDRESS                   AGE                      POSITIONS
----------------------------------------------------------------------------
Dr.  Brooke  Mitchell                60                  President and Sole
5232  Malaspina  Place                                   member of the board
North Vancouver, British Columbia                        of directors
V7R  4M1   Canada
----------------------------------------------------------------------------
Rene  Daignault                      36                  Secretary and
2175 Cortell Street North                                Treasurer
Vancouver,British  Columbia
V7P  2A8  Canada
----------------------------------------------------------------------------

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BACKGROUND  OF  OFFICERS  AND  DIRECTORS

DR. BROOKE MITCHELL - SOLE DIRECTOR AND PRESIDENT - Mr. Mitchell has been our president and sole director since incorporation. Since February 1992, Dr.

Mitchell has been retired from his dental practice, but has maintained his dental license. During this time he has focused on continuing dental education and has been the founding member of several continuing education dental study clubs including the North Shore Dental Seminar, of which he is presently running. From 1971 to 1992, Dr. Mitchell was a practicing dentist in British Columbia. Since 1971, Dr. Mitchell has been a member of good standing with the College of Dental Surgeons.

RENE DAIGNAULT - CORPORATE SECRETARY AND TREASURER - Mr. Daignault has been our secretary and treasurer since inception. Since November 1993, Mr. Daignault has been a business and securities lawyer in British Columbia and a member in good standing with the Law Society of British Columbia. From November 1993 to October 1998, Mr. Daignault was an associate at Walker & Company, law firm. From November 1998 to August 1999, Mr. Daignault was an associate at Russell &
DuMoulin, law firm. From September 1999 to June 2002, Mr. Daignault was an associate at Jeffs & Company Law Corporation. Since July 2002, Mr. Daignault has been working as a sole practitioner.

CONFLICTS  OF  INTEREST

We think that our management may be subject to conflicts of interest because they may not be able to devote all their time to our operations. Dr. Mitchell should be able to devote 30 hours a week to our operations. Dr. Mitchell has other obligations that prevent him from devoting himself full time to our operations, including chairing continuing education dental study clubs. Mr. Daignault devotes the majority of his time to his law practice and will only be able to devote 10 hours a week to our operations.

                             EXECUTIVE COMPENSATION

Our officers and directors have not received any compensation. There are no plans to compensate them, unless and until we begin to realize revenues and become profitable in our business operations.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

REGARDING INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 THAT MAY BE PERMITTED TO DIRECTORS OR OFFICERS UNDER NEVADA LAW, WE ARE
INFORMED  THAT,  IN  THE  OPINION  OF  THE  SECURITIES  AND EXCHANGE COMMISSION,
INDEMNIFICATION IS AGAINST PUBLIC POLICY, AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED  TRANSACTIONS

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which we were a party other than the following:

On March 29, 2002, we signed an option agreement with our president and sole director, Dr. Brooke Mitchell. We were granted the right to earn the full title, rights and interest in certain assets in consideration of issuing Dr. Mitchell 6,000,000 Common Capital Shares and paying $200,000 cash to Dr. Mitchell by March 28, 2004. This cash payment represents consideration for the continued services that Dr. Mitchell will provide in developing and enhancing our website. The assets include the domain name "dr-dental-info.com", Dr. Mitchell's dental and business experience, the DDI business plan, extensive preliminary research on developing the DDI business plan, and preliminary development of the web layout and the content to be contained in our website. Dr. Mitchell has 31 years of dental and business experience that we will benefit from by having Dr. Mitchell as our sole director and President, which we will be able to rely on and use in developing and adding value to our business and website. The cost of these assets was determined by Dr. Mitchell based on his out-of-pocket costs for certain assets, on the 31 years of dental and business experience that Dr. Mitchell is offering to us, the goodwill of Dr. Mitchell's name in the dentistry industry, and on the amount of time and effort Dr.
Mitchell has put into the assets. The term of the option agreement can be extended for an additional 12 months at our discretion. As consideration for the extension of term, we would have to issue an additional 500,000 shares to Dr. Mitchell.

Dr. Mitchell provides us with office space on a rent-free basis. It is anticipated this arrangement will remain until we begin generating revenues, at which time we will negotiate a lease on terms that are equal or better than market terms. If the proposed terms are not to our satisfaction, we will look elsewhere for office space. Currently, there is no written agreement in existence for this rental arrangement.

Since inception, we have paid approximately $6,000 in legal fees to a law firm where Rene Daignault worked as an associate. The legal fees were for our incorporation and organization as well as the drafting and filing of this registration statement.

Finally, Patrizia Leone-Mitchell, Sean Mitchell and Rene Daignault are all officers of a Nevada company called FII International Inc. Currently, there are no related transactions between us and this company. Also, some shareholders of FII International Inc. are shareholders in DDI, including Dr. Brooke Mitchell, Ethel Mitchell, Patrizia Leone-Mitchell, Jeffsco Holdings Ltd., Peter Maddocks, William Randall, III, and Richard Jeffs. FII International Inc. has filed a registration statement covering the resale of these and other securities.

TRANSACTIONS  WITH  PROMOTERS

Dr. Brooke Mitchell, Sean Mitchell and Rene Daignault are the promoters of DDI. They are the only persons who have taken an initiative in founding and organizing our business. None of the promoters have received anything of value from us nor is any one of them entitled to receive anything of value from us for services provided as a promoter.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of Common Capital Shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

----------------------------------------------------------------------------------------
Title of class           Name and address           Number of Shares        Percent
                         of beneficial owner        beneficially owned (1)  of class (2)
----------------------------------------------------------------------------------------
                         Dr.  Brooke  Mitchell
                         5232  Malaspina  Place
Common Capital Shares    North  Vancouver,  B.C.       6,000,000              54.55%
----------------------------------------------------------------------------------------
                         Rene  Daignault
                         2175  Cortell  Street
Common Capital Shares    Vancouver,  B.C.                500,000               4.55%
                         V7P  2A8   Canada
----------------------------------------------------------------------------------------
                         Ethel  Mitchell
                         1208-2020 Fullerton Avenue
Common Capital Shares    North Vancouver, B.C.         1,000,000               9.09%
                         V7P 3G3 Canada (3)
----------------------------------------------------------------------------------------
                         Sean  Mitchell  and
Common Capital Shares    Patrizia Leone-Mitchell (4)   1,000,000               9.09%
----------------------------------------------------------------------------------------
                         ALL OFFICERS AND DIRECTORS
                         AS A GROUP (2 PERSONS)        6,500,000              59.09%
----------------------------------------------------------------------------------------

(1) The listed beneficial owners have no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.
(2) Based on 11,000,000 Common Capital Shares issued and outstanding as of the date of this Form SB-2.
(3)  Ethel  Mitchell  is  the  mother  of  Dr.  Brooke  Mitchell.
(4) Sean Mitchell is the spouse of Patrizia Leone-Mitchell and the son of Dr. Brooke Mitchell. Sean and Patrizia each own 500,000 Common Capital Shares for a total of 1 million shares.


With the exception of Patrizia Leone-Mitchell and Sean Mitchell, none of the registered shareholders should be attributed beneficial ownership of any other shareholder's shares for the following reasons:

    a. each shareholder has a bona fide permanent residence, independent of any other shareholder,
    b. each  shareholder  is  financially  independent of any other shareholder,
    c. each shareholder owns the full voting and dispositive power in their shares,
    d. no shareholder is acting in concert with any other shareholder of the Company, and
    e. no  voting  or  pooling  arrangements  exist  among  the  shareholders.



                            DESCRIPTION OF SECURITIES
COMMON  STOCK

Our authorized capital stock consists of 200,000,000 Common Capital Shares with a par value $0.001 per share. The holders of our Common Capital Shares:


    o have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
    o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
    o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
    o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


All Common Capital Shares now outstanding are fully paid for and non-assessable.

No shareholder approval is required for the issuance of our securities, including common shares, stock options and share purchase warrants.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE  VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH  DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA  ANTI-TAKEOVER  PROVISIONS

There are no Nevada anti-take over provisions that may have the affect of delaying or preventing a change in control. Also, we are not aware of any arrangements that may result in a change in control of DDI.

                             DESCRIPTION OF BUSINESS

GENERAL

We are a development stage company that was incorporated in the State of Nevada on March 22, 2002. We maintain our statutory registered agent's office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and our business office is located at 5232 Malaspina Place, North Vancouver, British Columbia, V7R 4M1, Canada. Our telephone number is (604) 985-4397. Our offices are located in the home of Dr. Brooke Mitchell, our president, and are used rent free.

We intend to develop a vertically integrated dental website, DR-DENTAL-INFO.COM, dedicated to dental care that will increase the efficiency of information exchange between different dental industry participants. Our goal is to establish a new user-friendly, resource rich online website that will service the many diverse participants - dentists, suppliers, equipment manufacturers, consumers - in the vast and fragmented dental industry throughout the world.

Initially, we will not be focusing on our corporate identity "DDI" but rather on our domain name, DR-DENTAL-INFO.COM. There are several other businesses with a similar name to "DDI". However, these businesses are in other industries. Management does not anticipate any confusion over our name by our customers. Management thinks that potential claims from other entities for intellectual property infringement will be negligible and non-existent, as these entities are in other industries and we will be focusing on our domain name.

We  confirm  that  we  have  no  major  customers  at  this  time.

PRODUCTS  AND  SERVICES

We intend to provide the following services to participants in various sections to be found on our website:

     General  Dental  Information

In this section of the website, a participant will have access to different information based topics of interest:


    o Terminology - This section will contain descriptions that will allow the participant to become more familiar with different dental terms. Due to the enormous number of terms, it is anticipated that they will be segmented into different subcategories - i.e. general terms, surgical terms, hygiene terms etc.

    o Dental Encyclopedia - This section will further enhance the Terminology section by providing the user with a more descriptive analysis of the dental terms and how they relate to dental care and health.

    o Dental Care - This section will provide information on different forms of dental care.

    o Dental Disease - This section will attempt to describe the various forms of dental disease, the associated causes of the disease and possible dental care remedies.

    o Dental Specialties -Many specialized segments of the dental industry are growing and becoming increasingly important in dental care. This section will focus on these different specialties and the techniques and services that are available.

     Advanced  Dental  Technologies

In this section of the website, a participant will have access to information on a variety of different dental equipment, supplies and the different techniques that are be used to implement these new technologies:

    o Dental Equipment - Innovations in dental equipment are ongoing and this section will provide information - listings, reviews, availability, etc - relating to new equipment.

    o Dental Supplies - New supplies are always being introduced into the dental marketplace and this section will outline some of these products and their intended utilization.

    o Dental Techniques - As dental equipment and supplies continue to be introduced into the dental marketplace, the techniques for implementing them are changing as well. This section will articulate some of these changes and how they are being adopted into the dental care industry.

     Current  News  and  Information

In this section of the website, a participant will have access to topical news in the dental industry as well as past and present newsletters:

    o Featured  Articles  -  There  are  several  hundred  dental  journals  and
      periodicals  available  for  industry  participants.   This  section  will
      post different articles that may be of interest to various participants.

    o Newsletters - An electronic newsletter may be developed that could be disseminated to participants interested in the topics and information chosen to be highlighted in the newsletter.

     Education

In this section of the website, a participant will have access to a diverse collection of information relating to dental education:

    o Dental Associations - There are numerous dental associations around the globe and they are an ongoing source of information for all interested industry participants. DDI will list many of these associations and endeavor to work closely with them to provide up to date information on changes and advancements happening within the different associations.

    o Dental Schools - This section will be designed to assist users interested in the various dental schools around the world. School listings and pertinent information will be presented.

    o Continuing Education - Many participants in the dental industry are required to pursue continuing education. This section will attempt to outline many of the different programs, conferences and conventions available and the various educational topics being presented.

     Global  Dentist

This section of the website will provide a participant with the opportunity to search and locate possible dental health care providers around the world:

    o City/Country Specific Listings - These resources will provide users with information relating to dentists in different areas of the world. As consumers travel the world, it is very difficult to identify dental care professionals while in a new city or surrounding.This section will attempt to provide users with relevant information when sourcing a new dental care provider.

    o Qualification Listings - This section will provide descriptions of the different qualifications recognized within the dental industry. In addition, information will be available that may allow the user to research the qualifications and credentials of dental professionals

     Information  Filters  and  Services

In this section of the website, a participant will have access to information filters that will assist in focusing available information into topics of interest:

    o Specific Information Filters - This service will attempt to offer users the ability to set parameters on information that they are interested in. The service will then forward relevant information electronically to the users. The amount of dental information available is overwhelming and this service will attempt to filter the information into areas of interest for various users.

All products and services will only be provided online via the Internet. We will utilize many different sources of data and information to compile for presentation on our website. Some of these sources are listed below:

National Institute of Dental and Craniofacial Research----www.nidr.nih.gov International Association of Dental Research----www.iadr.com
World  Dental  Federation----www.fdiworldental.org
Dental  Research  Institute----www.dent.ucla.edu
Canadian  Dental  Association----www.cda.orgAmerican
Dental  Association----www.ada.org
Canadian  Dental  Hygiene  Association  ----www.cdha.org
Harvard  Medical  School-----www.med.Harvard.edu
The  Forsyth  Institute----www.forsyth.org
Histological  Dental  Research----www.medinfo.ufl.edu
World  Health  Organization----www.who.org
American  Academy  of  Periodontology-----www.perio.org
Institute  of  Health  Services-----www.ihs.ox.ac.uk
Center  for  Disease  Control----www.cdc.gov
British  Dental  Associations-----www.bda-dentistry.org.uk

Most of the information provided from these sources will be copyrighted. None of the information that we will rely on or use on our website will be protected from use by a third party. When using the information provided or republished from other sources and to protect DDI from any potential intellectual property claims we will endeavor to obtain all necessary consents prior to the use of the sources and we will reference the sources in our website to give full credit to the sources. For information that we are unable to obtain the required consents, we will simply provide a link on our website to the website containing the information rather than providing the information on our website.

We have no definitive suppliers that we are solely dependent on for supply of any goods or services other than Dr. Mitchell, who will be providing some of his original papers and articles. We will continue to internally develop the website with services that can be maintained and updated as new and relevant information becomes available. Large dental, medical and health organizations throughout the world will continue to be the source of such information. The diversity of these large organizations in combination with the diversity with in the dental industry provides a level of predictability that there will continue to be sources of dental information available into the foreseeable future.

MARKET

The global dental industry, including dentists, manufacturers, service suppliers, and consumers will be our target market. According to the FDI World Dental Federation (FDI), there is in excess of 700,000 individual dentists around the world in 30 International Dental Associations that are members of the FDI. In addition, there is currently 140 National Dental Associations.

     Dental  Professionals

While the power of the Internet is global in reach, it is the intention of DDI to focus its initial energy within North America. As required, DDI will then direct its resources into other markets. The following illustrates the size of certain markets in 2000 (as provided by FDI):

                   UNITED STATES OF AMERICA
------------------------------------------------------------
Population                                   270,300,000
Dentists                                         149,350
Hygienists  (1)                                   77,420  *
Laboratory  Technicians                           20,000  *
Denturist  (2)                                       197  *
Dental  Schools                                       55
------------------------------------------------------------
*  Figures  as  of  1990,  2000  figures  were not available
------------------------------------------------------------
                           CANADA
------------------------------------------------------------
Population                                    30,200,000
Dentists                                          16,486
Hygienists  (1)                                   14,104
Laboratory  Technicians                            2,900
Denturist  (2)                                     2,000
Dental  Schools                                       10
------------------------------------------------------------
                      UNITED  KINGDOM
------------------------------------------------------------
Population                                    59,000,000
Dentists                                          27,957
Hygienists  (1)                                    3,615
Laboratory  Technicians                            8,000
Denturist  (2)                                       N/A
Dental  Schools                                       15
------------------------------------------------------------
(1)  Hygienist-someone who specializes in dental hygiene.
(2)  Denturist-someone who specializes in the making of dentures.

As detailed above, the market for USA and Canada is extensive and will serve as a substantial foundation for us to build our business. The UK details serve to illustrate that markets outside of North America are also large and provide a great opportunity for us. We are unaware of any professional or industry trends that would adversely affect any of the above listed data - including the limited data sourced from 1990.

     Consumers

It is our assumption that the majority of the population in North America is deemed to receive some level of dental care and as a result have a personal interest in their dental health. Given the enormity of this target market, it is our intention to make the DR-DENTAL-INFO.COM dental website informative, resource and content rich, and most importantly - consumer/user friendly. While the dental industry is continually developing new products and techniques, it is the consumer's understanding, need and ultimate acceptance of these services that is the true driving force behind the industry. We recognize the importance of the consumer market and intends to keep it as a focal point in which to build its business.

COMPETITION

The industry in which we will operate is extremely competitive and always changing. Within the Internet marketplace, there are an enormous number of corporations that are competing for online participants, advertising dollars, sponsorship fees and many other unique opportunities for revenue. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:


    o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;
    o easier  and  more  access  to  capital;
    o longer  operating  histories;
    o greater  name  recognition  and  established  corporate  identity;
    o larger  user  base;  and
    o developed  websites.

More specifically, online participants focused on the dental care industry are growing and the services and products that they are offering continues to increase at a rapid rate. Dental care professionals and industry participants do not rely solely on the use of the Internet to communicate and interact. There are many alternative and traditional means that will continue to provide competition to the utilization of the Internet for similar purposes. We believe that competition will grow as the Internet usage increases and it becomes an easier and more efficient medium for dental care industry participants to interact.

We have identified some of the competition and highlighted some of their relative bargaining strengths below:


1. Online services, websites or websites targeted to the dental care industry, consumers and/or dentists such as:
    a. Dentistry.com: Established: recognizable domain name; developed and expansive website; several industry partners; several online services.
    b. Dentalmarketingcenter.com: Established; developed website; services focused on the dentist; monthly newsletter.
    c. Dentalxchange.com: Established; an "Application Service Provider" for dentists; focused on business issues/solutions for dentists.
    d. Dentistinfo.com: Established, developed website; several online services; focused on the dentist and the consumer.
    e. Dentalsite.com: Established, developed website; online services include sections for dental technicians, dental hygienists and dental assistants.

    f. Dentalcare.com: Established, recognizable domain name; developed and expansive website; a "Procter and Gamble" website; multi-languages; co-marketing with Crest.com and Fixodent.com.

2. Publishers and distributors of traditional offline media, including those targeted to dental care professionals, many of which have established or may establish websites.

3. Large and established information technology consulting service providers.

4. General-purpose consumer online services and websites and other high-traffic websites, which provide access to dental care-related content and services.

5. Public sector and non-profit websites that provide dental care information without advertising or commercial sponsorships.

6. Vendors of dental care information, products and services distributed through other means, including direct sales, mail and fax messaging.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we have. These organizations may be better known and have more customers and stronger dental industry relationships. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form.

REGULATIONS


Regulation  of  Internet

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

                -  user  privacy
                -  freedom  of  expression
                -  pricing
                -  content  and  quality  of  products  and  services
                -  taxation
                -  advertising
                -  intellectual  property  rights
                -  information  security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

     Regulation  of  Dental  Associations

Most dental associations are regulated by rules and policies imposed by a self-governing body. We are not aware of any regulations that are in existence that will effect our business. That is not to say that the various dental associations will not adopt regulations that may effect the services we intend to provide, such as how a dentist may advertise his services on our website.

EMPLOYEES

Currently, Dr. Brooke Mitchell is our only employee. Dr. Mitchell will devote approximately 50% of his time to our operations. Dr. Mitchell's duties will be to handle the our day-to-day administration. We intend to hire third party independent contractors for development of our website and services and to host our website, and the third party independent contractors will be under the supervision of our officers and directors. As of today's date, we are currently in the process of retaining a website developer and a hosting party for our website.

EMPLOYEES  AND  EMPLOYMENT  AGREEMENTS

At present, we have no employees, other than Messrs Mitchell and Daignault, our officers and directors, who will not be compensated for their services. Messrs Mitchell and Daignault do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

PLAN OF OPERATION: We have not had any revenues generated from our business operations since our incorporation.

PHASE I - FOUR MONTH DURATION - Phase I of our plan of operation was commenced June 15, 2002 and is approximately 75% complete. We anticipate launching the website in November 2002. Since commencing our plan of operation, we have developed many of the basic features and services that will be offered at www.dr-dental-info.com website. These basic features include sections providing information on the following:

o General Dental Information - This section will include subsections containing information on dental terms and how these terms relate to an individual's health; information on different forms of dental care; descriptions of causes of dental diseases and possible remedies; and descriptions on the diverse dental specialties that are available to consumers.

o Advanced Dental Technologies - This section will include subsections containing information on advanced dental equipment, supplies and
      techniques.   We  will  attempt  to  identify  many  of  these  advanced technologies and how they are being utilized and the benefits that the dental professional and consumer can expect for these advanced technologies.

o Current News and Information - This section will feature different articles that relate to the dental industry and that we feel are current and relevant to many different participants.

o Education - This section will feature a collection of information on dental education, including: dental associations and their contact and pertinent information, dental schools and their contact and pertinent information, as well as information on different continuing dental education programs.

Each of the above sections and subsections will be developed in Phase I, however during this initial phase, the depth and diversity of information available in each section will be limited. We will continue to expand these sections over the following phases, to allow the participants a more in-depth and comprehensive experience. To date, initial layout and design of the website has been determined, preliminary functionality drawings have been completed, preliminary information and content has been sourced and developed; and a third party "web developer/programmer" has been identified to assist in the development of the website.

We will develop a marketing plan focused at the North American dental industry. The website will be the focus of this marketing plan and we will attempt to attract participants to the website. A marketing technique that will be detailed in the marketing plan (and implemented in Phase II) will be a top down marketing technique. This approach commences by contacting the American Dental Association and the Canadian Dental Association and introducing our website and services to them. We will then further implement this top down marketing approach (national dental association - state/provincial dental associations - city dental organizations - community dental organizations - individual dental professionals) by utilizing direct contact: telephone, fax, mail and email. While starting with the dental associations and organizations and then immediately marketing directly to the individual dental professional, we hope to accelerate the acceptance of the DDI website as a trusted and reliable resource for all participants in the dental industry. This top down approach will also be used when marketing to dental industry manufacturers and service suppliers. All marketing materials will be developed to enhance and replicate the DDI corporate identity (a trusted and reliable online dental resource) that we will develop at www.dr-dental-information.com.

Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $500. Total expenditures for Phase I are anticipated to be US$1,750. We have reached an unwritten agreement with Nicole Milkovich to provide the website design at a cost of $1,000. This fee will cover the work to be done in both Phase I and Phase II and will include the graphic design and layout of the entire website, programming of the website for its functionality, assistance with populating the website with the identified content and assistance with the launch of the website.

PHASE II - FOUR MONTH DURATION - We intend to launch our website and commence the North American marketing plan in November 2002 and begin to generate revenues by the end of 2002. Also, we will continue to develop the sections and subsections that were developed in Phase I. In addition, we will develop enhanced features and services to be incorporated into our website. Some of the enhanced features and sections that we intend to incorporate into the website are as follows:


o Newsletter - We intend on developing a basic newsletter that will be available online. The newsletter will feature different articles that we think dental participants will be interested in. In addition, there will be a small calendar of dental events and associated contact information for these events.

o Global Dentist - The basic features of this service will be developed in this phase, however the service will not be launched until such time as we have a database of dental professionals willing to participate in this service.

Expansion and implementation of the top down marketing approach in North America will continue in this phase. In addition, we will seek marketing initiatives with dental industry participants. These marketing initiatives may include co-marketing arrangements with other online (and offline) dental participants, online and cross promotions with dental industry participants and e-marketing initiatives with more mainstream online organizations (search engines, etc).

Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase II are anticipated to be US$2,050.

PHASE III -FOUR MONTH DURATION - We will continue to develop the sections and subsections that were developed in Phases I and II. We will also develop the information filters and services section of the website. Due to the possible complexity of this feature, we will attempt to develop an arrangement with an existing company that already has developed electronic search and filter solutions for other industries. This arrangement would allow dental participants to identify different information parameters of interest and then search vast amounts of dental information for specific areas of interest to individuals.

We will expand our marketing efforts to include Europe and other parts of the world. Internally generated funds from increased revenues and the possibility of alternative financing options will determine the extent to which we will be able to grow and capitalize on the opportunities that exist within the global dental industry. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations
- $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase III are anticipated to be US$2,050.

Total  expenditures  for  phase  I  -  III  are  anticipated  to  be  US$5,850.

It is anticipated that the DR-DENTAL-INFO.COM website and associated marketing materials will be initially developed internally with certain aspects of the development outsourced. When advanced technology features are determined to be applicable to incorporate into DR-DENTAL-INFO.COM and corporate resources available, we will contract third party providers to develop and implement the solutions.

We expect that we can satisfy our cash requirements for the next 12 months given the above listed expenditures. We also expect revenues generated from our website to contribute to our required working capital. However, until we are able to generate any revenue we may be required to raise additional funds by way of equity. At any phase, if we find that we do not have adequate funds to complete a phase, we may have to suspend our operations and attempt to raise more money so we can proceed. If we cannot raise the capital to proceed we may have to cease operations until we have sufficient capital.

     Revenue  Sources

We have identified numerous sources of potential revenue from the DR-DENTAL-INFO.COM website. The following briefly describes these potential revenue opportunities, but no actual rates have been determined for the different fees:

    o Advertising Fees - Advertising will be for sale on the DR-DENTAL-INFO.COM website and rates will generally be based on duration, the number of impressions received by the advertisement and its relative position within our website. The most common form of this type of advertising is conducted through banners. Generally, users will click on the banner and a hyperlink will take the user to the advertiser's website for further information. We may choose to exchange advertising opportunities for other services or products available from interested parties.

    o Sponsorship Fees - Sponsorship rates will be based on duration, number  of
      impressions  and  relative  position  within  our  website.   Sponsorship
      arrangements  allow  the  participating  company  to  promote  themselves
      throughout  a  specific portion  of  the  website.   We  believe  that
      participants will embrace this option because it will allow them to target a more specific viewer rather than the general audience. This will be particularly important when dealing with dental industry specialties
     (ex. Braces, false teeth, surgery etc.). Due to the expected longer durations and more unique arrangements of a sponsorship relationship, participating companies may require more customized and focused programs that will correlate with changing rate arrangements.

    o Information Filter Fees - We intend to develop a comprehensive information filter system that will allow users the opportunity, for a fee, to customize and focus information that is disseminated to them. Given the enormous amount of dental information available, it is anticipated that interested parties would be willing to pay for such a service to filter information for topics of their interest, leaving out non-topical information.

    o Global Dental Listings - A range of listing fees will be charged to dental professionals who request a listing within the DR-DENTAL-INFO.COM website. It is anticipated that this service will range from a simple listing to providing interested parties with their own website within our website. Dental professionals can list their specific information (location, hours, specialties, education etc) in a very professional and identifiable manner and viewers will be able to locate these dental professionals based on this specific information and then contact them. In addition, dental professionals who already have their own website, can have their website address/link listed. Services will also be available, in a "template" manner for dental professionals who would like to have a their own website in addition to a listing.

     Marketing  Plan

We are contemplating different marketing techniques to determine the most cost effective way of penetrating the targeted market and establishing the DR-DENTAL-INFO.COM as a trusted and reliable dental website. We intend to leverage industry relationships and adopt a more focused marketing initiative rather than a mass "blitz" campaign that many previous start-up technology companies have proven to be so costly and ineffective over the last several years in the Internet industry.

We confirm that we did not rely on any studies for the basis of our marketing plan.

The marketing strategy will be focused so as to establish industry penetration in the most cost effective manner possible. We will invest a relatively small dollar amount (relative to alternative marketing options) to enter the dental industry - this strategy is viewed as an investment in marketing as opposed to a cost of doing business. Marketing initiatives will be developed and executed internally by DDI. Initial marketing initiatives will adopt a top down approach that will commence by contacting the American Dental Association and the Canadian Dental Association and introducing our website and services to them. We will then further implement this top down marketing approach (national dental association - state/provincial dental associations - city dental organizations - community dental organizations - individual dental professionals) by utilizing direct contact: telephone, fax, mail and email. While starting with the dental associations and organizations and then immediately marketing directly to the individual dental professional, we hope to accelerate the acceptance of the DDI website as a trusted and reliable resource for all participants in the dental industry. Continued marketing initiatives will include various online and offline strategies as well as possible print advertising within the dental industry.

    o     Corporate  Identity

The "DDI corporate identity" will be cultivated so as to establish a trusted and reliable resource within the dental care industry. Due to our flexibility, DR-DENTAL-INFO.COM will be able to adopt the potentially diverse requirements of the various dental industry participants and may include developing solutions for dentist's websites. We can develop and foster our DDI brand in the dental industry by establishing trust and increasing loyalty among all our users.

The DDI corporate identity will be clear, consistent and compelling throughout the DR-DENTAL-INFO.COM website and achieving this will convey professionalism and reliability to all users.

Marketing efforts will continue to reinforce and appropriately reflect the components of the DDI corporate identity.

    o      Promotion

In order to establish a sustainable level of dental information and resources, we will need to continually establish industry relationships as well as attract new users. A comprehensive database of all potential dental industry participants will be developed and their marketing requirements will be evaluated for applicability and compatibility for DR-DENTAL-INFO.COM. We will then be able to provide potential industry participants the opportunity to expose their products and services outside their existing and normal distribution channels.


    o     Public  Relations  and  Co-Marketing  Initiatives

This will be the key medium in both the market entry stage, and the ongoing growth of our business. PR initiatives will seek to leverage the initial adoption and success and insure that all participants in the industry are aware of the opportunities that exist in facilitating business with us and utilizing DR-DENTAL-INFO.COM.



    o   E-Marketing  Initiatives

We will develop an online marketing initiative that will be focused on industry participants and establishing a profile on their requirements. Once again this will be developed within the database and all efforts will be recorded and analyzed for further use and manipulation. Establishing a comprehensive database of potential industry participants and their requirements will be very valuable in establishing a resource rich website. Establishing, maintaining and nurturing industry relationships will be critical in providing DR-DENTAL-INFO.COM with relevant information and the key to continued growth of our business. We will attempt to implement all manners of technology solutions to identify, establish, qualify, maintain and foster the necessary relationships within the dental industry.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

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

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. We raised $25,000 from our Reg S non-public offering in April 2002. Those funds have been used to pay for our organizational costs and the costs of this registration statement.

From inception to April 30, 2002, we had a loss of $10,127, which included (a) incorporation costs of $775 and legal fees of $352 for our incorporation and organization, (b) accrued legal fees of $7,000 for the preparation of this registration statement, and (c) accrued auditor's fees of $2,000 for the preparation of the audited financial statements.

From inception to October 31, 2002, we had a loss of $18,222. This represented an increase of $8,095 in losses since April 30, 2002, which were a result of (a) an increase of $23 for office and general expenses, (b) an increase of $4,173 in professional fees, which includes $2,675 in auditor's fees and the balance of $1,498 for additional legal fees, (c) an increase of $3,399 for regulatory and filing fees, and (d) an increase of $500 for the website design.

Our auditors have provided an explanatory note in our financial statements that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until our website is operational.

To meet our need for cash, we will rely on the proceeds raised from our April 2002 non-public offering and from revenues generated from our planned business operations. These proceeds will be applied to payment of expenses of this offering, development of our services, operation of our business and working capital. We cannot guaranty that these proceeds will be enough for us to stay in business and we do not know how long we can satisfy our cash requirements. If we require additional proceeds, we will have to find alternative sources, like a public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers; however, our officers are unwilling to make any commitment to loan us any money at this time. They are willing to review their decision in the future after they have had an opportunity to see how much money has been raised in other offerings in order to determine if there is a need for additional commitments by them. Even if there is a need for additional money, there is no assurance that the officers and directors will loan additional money to us. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this section, we have no other financing plans. We do not expect to incur any additional legal expenses with regard to this registration statement and the offering process.


We  are  not  going  to  buy  or  sell  any  significant  equipment.

In addition to the expenses set above, we anticipate that we will require approximately $9,000 for additional organization costs for the next 12 months. We will require approximately (a) $5,500 for our plan of operations, as described in the "Description of Business" section of this prospectus, (b) $500 for additional filing fees for this registration statement (c) $1,000 for our transfer agent's annual fee, and (e) $2,000 for additional accounting fees. These estimates are based on the average of quotes for services we have obtained and on average costs of other entities that have filed a registration statement. See "Plan of Operation" above for more details on the steps we will take to implement our business plan.

If we have any cash remaining after the completion of the filing of this registration statement and the implementation of our business plan, that cash will be allocated to general working capital.

LIMITED  OPERATING  HISTORY;  NEED  FOR  ADDITIONAL  CAPITAL

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the development of our services, and possible cost overruns due to price and cost increases in services.

We have adopted a phased approach to the development of the website and our operations. This allows us to allocate the expenditures of our resources in very timely and measured manner. We will not continue with expenditures in any phase of the development if we feel we will be unable to complete the designated task. We may require further equity financing to provide for some of the capital required to implement future development of the website and operations beyond phase I-III or for products and services that are currently not anticipated to be developed.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. However, if equity financing is available to us on acceptable terms, it could result in additional dilution to existing shareholders.

RESULTS  OF  OPERATIONS

FROM  INCEPTION  ON  MARCH  22,  2002

We have not acquired any ownership interest in the assets acquired from Dr. Mitchell, however, we have made an initial payment for the assets.

As of October 31, 2002, we have an accumulated deficit of $24,222.

Since inception, the proceeds raised in our April 2002 non-public offering have paid for the costs of our organization and this registration statement. Those costs include legal fees for incorporation and organization; fees paid to our auditors; regulatory and filing fees; website development costs; and the cost of obtaining our interest in the assets under the option agreement. The costs of organization from inception to October 31, 2002 were $18,222. Since then we have incurred approximately an additional $800. The costs are based upon our out-of-pocket cost, i.e. the amount of money we had to pay for the services. No shares of our stock have been issued to anyone for legal services.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 6,000,000 shares of common stock at a deemed price of $0.001 per share through a Section 4(2) offering in March 2002. This was accounted for as a consideration paid for the right, title and interest we acquired in the assets pursuant to the option agreement.

Also, we issued another 5,000,000 Common Capital Shares through a Reg S offering in April 2002 at the offering price of $0.005 per share.

As of April 30, 2002 our total assets were $23,873 and our total liabilities were $9,000. As of October 31, 2002, our total assets were $9,106 and our total liabilities were $2,328. The decrease in the assets was a direct result of a decrease of $14,767 in cash, which was a result of an increase of $8,095 in operating expenses and aggregate payments of $6,672, which decreased the accounts payable and accrued liabilities.

                             DESCRIPTION OF PROPERTY

Our sole asset is our interest in certain assets acquired under the option agreement, including the domain name "dr-dental-info.com". To acquire our 100% undivided interest in the assets, we must pay the full amount of the purchase price by March 28, 2004. If the purchase price is not paid in full by that date the option agreement will terminate unless extended. Dr. Mitchell cannot terminate the option agreement voluntarily.

We operate from our offices in North Vancouver, British Columbia, Canada. Dr. Brooke Mitchell provides space to us on a rent-free basis. Currently, there are no other businesses that operate out of these premises. It is anticipated this arrangement will remain until we begin generating revenues, at which time we will negotiate a lease on terms that are equal or better than market terms. If the proposed terms are not to our satisfaction, we will look elsewhere for office space. It is our opinion that this office space will meet our needs for the foreseeable future. At this time, there is no written agreement in existence for this rental arrangement

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are not listed for trading on any exchange or quotation service.

We  have  14  registered  holders  of  shares  of  common  stock.

FUTURE  SALES  BY  EXISTING  STOCKHOLDERS

A total of 11,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased from the security holders listed in this offering will be immediately resalable, and sales of all of our other shares, after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

PENNY  STOCK  RULES

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

                                     EXPERTS

Our financial statements for the period from inception to April 30, 2002, included in this prospectus have been audited by LaBonte & Co., Chartered Accountants, 610 - 938 Howe Street, Vancouver, British Columbia, V6Z 1N9, Canada, telephone (604) 682-2778 as set forth in their report included in this prospectus.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered.

Rene Daignault is an officer and a promoter of DDI. We confirm that Rene Daignault has not been hired on a contingent basis and will not receive a direct or indirect interest in DDI for providing these services. Rene Daignault is also a selling security holder in this offering and is offering 500,000 Common Capital Shares at a fixed price of $0.10 per share. See "Plan of Distribution" for more information.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; an Independent Certified Public Accountant will audit the statements.

Our audited financial statements from inception to April 30, 2002 and our unaudited financial statements from inception to October 31, 2002 immediately follow:

                 AUDITED FINANCIAL STATEMENTS - OCTOBER 31, 2002


                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 APRIL 30, 2002




BALANCE  SHEET

STATEMENT  OF  OPERATIONS

STATEMENT  OF  STOCKHOLDERS'  EQUITY

STATEMENT  OF  CASH  FLOWS

NOTES  TO  FINANCIAL  STATEMENTS

[LETTERHEAD OF LABONTE & CO]                           610-938 Howe Street
CHARTERED ACCOUNTANTS                                  Vancouver, BC Canada
                                                       V6Z 1N9
                                                       Telephone (604) 682-2778
                                                       Facsimile (604) 689-2778
                                                       Email   rjl@labonteco.com

                                AUDITORS' REPORT


To  the  Board  of  Directors  and  Stockholders  of  DDI  International  Inc.

We have audited the balance sheet of DDI International Inc. (a development stage company) as at April 30, 2002 and the statements of operations, stockholders' equity and cash flows for the period from March 22, 2002 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from March 22, 2002 (inception) to April 30, 2002 in accordance with generally accepted accounting principles in the United States.

                                                       "LaBonte  &  Co."

                                                     CHARTERED ACCOUNTANTS


May  6,  2002
Vancouver,  B.C.


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated May 6, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                       "LaBonte  &  Co."

                                                     CHARTERED ACCOUNTANTS


May  6,  2002
Vancouver,  B.C.

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                                                    April 30, 2002
-----------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS
 Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        23,873
-----------------------------------------------------------------------------------
                                                                   $        23,873
-----------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued liabilities . . . . . . . . . . . .  $         9,000
-----------------------------------------------------------------------------------
CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
 Capital stock (Note 4)
   Common stock, $0.001 par value, 200,000,000 shares authorized
   11,000,000 common shares issued and outstanding. . . . . . . .           11,000
 Additional paid in capital . . . . . . . . . . . . . . . . . . .           20,000
 Deficit accumulated during the development stage . . . . . . . .          (16,127)
-----------------------------------------------------------------------------------
                                                                            14,873
-----------------------------------------------------------------------------------
                                                                   $        23,873
-----------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                             March 22, 2002
                                         (inception) to April
                                               30, 2002
---------------------------------------------------------


GENERAL AND ADMINISTRATIVE EXPENSES

 Office and general. . . . . . . . . . . .  $        775
 Professional fees . . . . . . . . . . . .         9,352
---------------------------------------------------------
NET LOSS FOR THE PERIOD. . . . . . . . . .  $    (10,127)
---------------------------------------------------------
BASIC NET LOSS PER SHARE . . . . . . . . .  $      (0.00)
---------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     7,911,765
---------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM MARCH 22, 2002 (INCEPTION) TO APRIL 30, 2002

                                                                                      Deficit
                                                                                    Accumulated
                                                                        Additional     During
                                                      Common  Shares      Paid  in  Development
                                                     Number     Amount     Capital     Stage     Total
--------------------------------------------------------------------------------------------------------


Issued for option agreement at $0.001 per share -   6,000,000   $ 6,000  $     -  $ (6,000)          -
March 29, 2002

Issued for cash at $0.005 per share-                5,000,000     5,000   20,000         -      25,000
April 18, 2002

Net loss for the period March 22, 2002
(inception) to April 30, 2002.                              -        -         -   (10,127)    (10,127)
--------------------------------------------------------------------------------------------------------
Balance, April 30, 2002 .                          11,000,000  $11,000   $20,000   (16,127)     14,873
--------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                March 22, 2002
                                                (inception) to
                                                April 30, 2002
------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the period. . . . . . . . . .  $           (10,127)
Adjusted for item not involving cash:

  Changes in accounts payable . . . . . . .                9,000
-----------------------------------------------------------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES               (1,127)
-----------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock. . . . .               25,000
-----------------------------------------------------------------
NET CASH FLOWS FROM FINANCING ACTIVITIES. .               25,000
-----------------------------------------------------------------
INCREASE IN CASH. . . . . . . . . . . . . .               23,873

CASH, BEGINNING OF PERIOD . . . . . . . . .                    -
-----------------------------------------------------------------
CASH, END OF PERIOD . . . . . . . . . . . .  $            23,873
-----------------------------------------------------------------

OTHER  NON-CASH  TRANSACTIONS:
     During the period the Company issued 6,000,000 restricted shares of common stock pursuant to the option agreement described in Note 3.

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                 APRIL 30, 2002

NOTE  1  -  NATURE  OF  OPERATIONS  AND  BASIS  OF  PRESENTATION
--------------------------------------------------------------------------------

The Company, by agreement dated March 29, 2002 acquired the option to purchase and develop the domain name "DR-DENTAL-INFO.COM" in exchange for 6,000,000 restricted common shares of capital stock of the Company and $200,000 payable on or before March 28, 2004. The Company, through DR-DENTAL-INFO.COM , intends to develop a dental portal that will provide assistance and information to dentists, consumers and industry providers in the dental industry. The Company is planning to go public by way of a SB-2 registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totalling $10,127. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------

ORGANIZATION
The Company was incorporated on March 22, 2002 in the State of Nevada. The Company's fiscal year end is December 31 with its initial period being from March 22, 2002 (inception) to December 31, 2002.


BASIS  OF  PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.


USE  OF  ESTIMATES  AND  ASSUMPTIONS
Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


CASH  AND  CASH  EQUIVALENTS
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.


FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

GOODWILL  AND  INTANGIBLE  ASSETS
The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized. They will be tested for impairment annually and if management determines that an impairment has occurred, the carrying value of the asset will be reduced accordingly.

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                 APRIL 30, 2002

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

NET  LOSS  PER  COMMON  SHARE
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED  COMPENSATION
The Company has not adopted a stock option plan and accordingly has no stock-based compensation.


INCOME  TAXES
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at April 30, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

NOTE  3  -  OPTION  AGREEMENT
--------------------------------------------------------------------------------

By agreement dated March 29, 2002 between the Company and Dr. Brooke Mitchell (the "optionee"), the Company acquired the option to purchase and develop the domain name DR-DENTAL-INFO.COM and other related proprietary information ("DR-Dental"), in exchange for 6,000,000 restricted common shares of capital stock of the Company and an additional payment of $200,000 payable on or before the end of the option term. The term of the option is for two years ended March 28, 2004. The term may be extended at the Company's option for a further year through the issuance of an additional 500,000 restricted common shares of capital stock of the Company. The Company has the right to use and improve DR-Dental, however the assets remain under control of the optionee until all option payments have been made.

For accounting purposes the Company must record the cost of acquiring the option to purchase and develop DR-DENTAL-INFO.COM and the other related proprietary information at the related party vendor's cost. The transaction has been recorded at a nil value as the vendor's cost is not determinable.

The  optionee  is  the  sole  director  of  the  Company.


NOTE  4  -  CAPITAL  STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share.

To April 30,2002 the Company has not granted any stock options and has not recorded any stock-based compensation.

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                 APRIL 30, 2002


NOTE  5  -  RELATED  PARTY  TRANSACTIONS
--------------------------------------------------------------------------------

During the period ended April 30, 2002 the Company incurred $7,000 in professional fees to a firm of which an officer of the Company is an associate.

Refer  to  Note  3.


NOTE  6  -  INCOME  TAXES
--------------------------------------------------------------------------------

The Company has net operating loss carry-forwards of approximately $3,100 that may be available to offset future taxable income that will expire in 2009. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

                UNAUDITED FINANCIAL STATEMENTS - OCTOBER 31, 2002



                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2002

                                   (UNAUDITED)


BALANCE  SHEET

STATEMENT  OF  OPERATIONS

STATEMENT  OF  STOCKHOLDERS'  EQUITY

STATEMENT  OF  CASH  FLOWS

NOTES  TO  FINANCIAL  STATEMENTS

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                   (UNAUDITED)

                                                                    October 31, 2002
-------------------------------------------------------------------------------------


                             ASSETS

CURRENT ASSETS
 Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $           9,106
-------------------------------------------------------------------------------------
                                                                   $           9,106
-------------------------------------------------------------------------------------

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued liabilities . . . . . . . . . . . .  $           2,328
-------------------------------------------------------------------------------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
 Capital stock (Note 4)
   Common stock, $0.001 par value, 200,000,000 shares authorized
   11,000,000 common shares issued and outstanding. . . . . . . .             11,000
 Additional paid in capital . . . . . . . . . . . . . . . . . . .             20,000
 Deficit accumulated during the development stage . . . . . . . .            (24,222)
-------------------------------------------------------------------------------------
                                                                               6,778
-------------------------------------------------------------------------------------
                                                                   $           9,106
-------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                             March  22,  2002
                                             (inception)  to
                                             October 31, 2002
---------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES

 Office and general. . . . . . . . . . . .  $             798
 Professional fees . . . . . . . . . . . .             13,525
  Regulatory and filing fees . . . . . . .              3,399
  Website development costs. . . . . . . .                500
--------------------------------------------------------------

NET LOSS FOR THE PERIOD. . . . . . . . . .  $          18,222
--------------------------------------------------------------

BASIC NET LOSS PER SHARE . . . . . . . . .  $           (0.00)
--------------------------------------------------------------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         10,518,349
--------------------------------------------------------------


    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

       FOR THE PERIOD FROM MARCH 22, 2002 (INCEPTION) TO OCTOBER 31, 2002

                                   (UNAUDITED)

                                                                                      Deficit
                                                                                    Accumulated
                                                                        Additional     During
                                                      Common  Shares      Paid  in  Development
                                                     Number     Amount     Capital     Stage     Total
--------------------------------------------------------------------------------------------------------

Issued for option agreement at $0.001              6,000,000  $ 6,000      $     -     $ (6,000)
per share - March 29, 2002


Issued for cash at $0.005 per share -              5,000,000    5,000       20,000            -     25,000
April 18, 2002


Net loss for the period March 22, 2002                     -        -            -      (18,222)   (18,222)
(inception) to October 31, 2002        --------------------------------------------------------------------

Balance, October 31, 2002.                        11,000,000  $11,000      $20,000      (24,222)     6,778
-----------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                              March 22, 2002
                                        (inception) to October
                                                31 2002
-------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss for the period. . . . . . . . . .  $      (18,222)

Adjusted for item not involving cash:

  Changes in accounts payable . . . . . . .           2,328
-------------------------------------------------------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES         (15,894)
-------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds on sale of common stock. . . . .          25,000
-------------------------------------------------------------
NET CASH FLOWS FROM FINANCING ACTIVITIES. .          25,000
-------------------------------------------------------------
INCREASE IN CASH. . . . . . . . . . . . . .           9,106

CASH, BEGINNING OF PERIOD . . . . . . . . .               -
-------------------------------------------------------------
CASH, END OF PERIOD . . . . . . . . . . . .  $        9,106
-------------------------------------------------------------


OTHER  NON-CASH  TRANSACTIONS:
     During the period the Company issued 6,000,000 restricted shares of common stock pursuant to the option agreement described in Note 3.

    The accompanying notes are an integral part of these financial statements

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                OCTOBER 31, 2002

NOTE  1  -  NATURE  OF  OPERATIONS  AND  BASIS  OF  PRESENTATION
--------------------------------------------------------------------------------

The Company, by agreement dated March 29, 2002 acquired the option to purchase and develop the domain name "DR-DENTAL-INFO.COM" in exchange for 6,000,000 restricted common shares of capital stock of the Company and $200,000 payable on or before March 28, 2004. The Company, through DR-DENTAL-INFO.COM , intends to develop a dental portal that will provide assistance and information to dentists, consumers and industry providers in the dental industry. The Company is planning to go public by way of a SB-2 registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totalling $18,222. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------


ORGANIZATION
The Company was incorporated on March 22, 2002 in the State of Nevada. The Company's fiscal year end is December 31 with its initial period being from March 22, 2002 (inception) to December 31, 2002.

BASIS  OF  PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

USE  OF  ESTIMATES  AND  ASSUMPTIONS
Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

GOODWILL  AND  INTANGIBLE  ASSETS
The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized. They will be tested for impairment annually and if management determines that an impairment has occurred, the carrying value of the asset will be reduced accordingly.

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (UNAUDITED)

                                OCTOBER 31, 2002

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------


WEBSITE  DEVELOPMENT  COSTS


The Company accounts for website development costs in accordance with EITF 00-02 where by preliminary website development costs are expensed as incurred. Upon achieving technical and financial viability and ensuring adequate resources to complete development, the Company capitalizes all direct costs relating to website development. Ongoing costs for maintenance and enhancement are expensed as incurred. Capitalized costs will be amortized on a straight-line basis over five years commencing upon substantial completion and commercialization of the website. To date the Company has not capitalized any website development costs.

NET  LOSS  PER  COMMON  SHARE
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED  COMPENSATION
The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

INCOME  TAXES
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at April 30, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.


NOTE  3  -  OPTION  AGREEMENT
--------------------------------------------------------------------------------

By agreement dated March 29, 2002 between the Company and Dr. Brooke Mitchell (the "optionee"), the Company acquired the option to purchase and develop the domain name DR-DENTAL-INFO.COM and other related proprietary information ("DR-Dental"), in exchange for 6,000,000 restricted common shares of capital stock of the Company and an additional payment of $200,000 payable on or before the end of the option term. The term of the option is for two years ended March 28, 2004. The term may be extended at the Company's option for a further year through the issuance of an additional 500,000 restricted common shares of capital stock of the Company. The Company has the right to use and improve DR-Dental, however the assets remain under control of the optionee until all option payments have been made.

For accounting purposes the Company must record the cost of acquiring the option to purchase and develop DR-DENTAL-INFO.COM and the other related proprietary information at the related party vendor's cost. The transaction has been recorded at a nil value as the vendor's cost is not determinable.

The  optionee  is  the  sole  director  of  the  Company.

                             DDI INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (UNAUDITED)

OCTOBER  31,  2002
--------------------------------------------------------------------------------



NOTE  4  -  CAPITAL  STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share.

To October 31, 2002, the Company has not granted any stock options and has not recorded any stock-based compensation.


NOTE  5  -  RELATED  PARTY  TRANSACTIONS
--------------------------------------------------------------------------------

During the period ended October 31, 2002 the Company incurred $6,077 in professional fees to a firm of which an officer of the Company is an associate.

Refer  to  Note  3.


NOTE  6  -  INCOME  TAXES
--------------------------------------------------------------------------------

The Company has net operating loss carry-forwards of approximately $18,000 that may be available to offset future taxable income that will expire in 2009. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
-------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:


       1. Article Twelve of the Articles of Incorporation of the company. No director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law.

       2. Article 12 of the Bylaws of the company. Directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.

       3. Nevada Revised Statutes, Chapter 78. The same indemnification is provided as set out in Article 12 of our Bylaws, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest. Also, any discretionary indemnification, unless ordered by a court, must be approved by the stockholders or the board of directors.


The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

                   EXPENSE                            COST

               SEC  registration  fee              $     150.00     estimated

               Transfer  Agent  fee                $   1,200.00     estimated

               Printing  expenses                  $   1,000.00     estimated

               EDGAR  filing  fees                 $   4,000.00     estimated

               Accounting fees and expenses        $   3,000.00     estimated

               Legal  fees  and  expenses          $  10,000.00     estimated
               --------------------------------------------------------------
               Total  (estimate)                   $  19,350.00

                     RECENT SALE OF UNREGISTERED SECURITIES

Since incorporation, we have sold the following securities that were not registered under the Securities Act of 1933.

NAME  AND  ADDRESS             DATE              SHARES          CONSIDERATION
--------------------------------------------------------------------------------
Dr.  Brooke  Mitchell       March  2002         6,000,000          $30,000   (1)

Roger  D.  Arnet            April  2002           300,000         1,500.00

Daryl  P.  Carpenter        April  2002           300,000         1,500.00

Robert  D.  Carpenter       April  2002           300,000         1,500.00

Rene  Daignault  (2)        April  2002           500,000         2,500.00

Jeffsco  Holdings  Ltd.     April  2002           250,000         1,250.00

Patrizia  Leone-Mitchell    April  2002           500,000         2,500.00

Peter  Maddocks             April  2002           300,000         1,500.00

Ethel  A.  Mitchell         April  2002         1,000,000         5,000.00

Sean  Mitchell              April  2002           500,000         2,500.00

Jennifer  R.  Nelson        April  2002           300,000         1,500.00

William  A. Randall, III    April  2002           200,000         1,000.00

William  Randall,  Jr.      April  2002           300,000         1,500.00

Wet Coast Management Corp   April  2002           250,000         1,250.00


(1)   Purchase  and  sale  of  assets  under Option Agreement valued at $30,000.

(2) Rene Daignault was an associate lawyer with Jeffs & Company Law Corporation at the time the shares were issued, but has no beneficial interest in the shares registered in the name of Jeffsco Holdings Ltd. (fka Jeffs & Company Law Corporation).

We issued the foregoing restricted shares of common stock to Dr. Mitchell pursuant to Section 4(2) of the Securities Act of 1933. Dr. Mitchell is a sophisticated investor, an officer and a director of DDI, and was in possession of all material information relating to DDI. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.


On April 18, 2002, we authorized the issuance of 5,000,000 Common Capital Shares at $0.005 to private investors for a total offering price of $25,000. The 5,000,000 Common Capital Shares were issued for investment purposes in a "private transaction". We relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Each subscriber had a pre-existing business relationship with one of our executive officers that allowed us to determine that (1) each subscriber met certain suitability standards and (2) had the level of knowledge and experience in finance to evaluate the merits and risks of the investment in the shares. We received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that
(a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and
(c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been included unless otherwise noted.



EXHIBIT                         DESCRIPTION

3.1               Corporate  Charter                                       Filed

3.2               Articles  of  Incorporation                              Filed

3.3               Bylaws                                                   Filed

5.1               Opinion of Conrad C. Lysiak, regarding the legality
                  of the securities being  registered.                     Filed

10.1              Option  Agreement  dated March 29, 2002, between
                  DDI International Inc. and  Dr.  Brooke  Mitchell        Filed

23.3              Consent of LaBonte & Co. dated December 20, 2002      Included

23.4              Consent  of  Conrad  C.  Lysiak                          Filed


UNDERTAKINGS


Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The  undersigned  registrant  undertakes:


   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


         a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
         b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

   2. That, for the purpose of determining any liability under the Securities Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.



         a. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Vancouver, British Columbia, Canada on this 20th day of December, 2002.


                                   DDI  INTERNATIONAL  INC.

                           By:/s/  Dr.  Brooke  Mitchell
                                   DR.  BROOKE  MITCHELL
                                   President  and  Sole  Director


Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

    SIGNATURE                               TITLE                     DATE

 /s/  Dr.  Brooke  Mitchell  President and Sole Director     December 20,  2002


 /s/  Rene  Daignault        Secretary  and  Treasurer       December 20,  2002

DEALER  PROSPECTUS  DELIVERY  OBLIGATION

Until *, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[LETTERHEAD OF LABONTE & CO]                           610-938 Howe Street
CHARTERED ACCOUNTANTS                                  Vancouver, BC Canada
                                                       V6Z 1N9
                                                       Telephone (604) 682-2778
                                                       Facsimile (604) 689-2778
                                                       Email   rjl@labonteco.com

December 20, 2002


U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
Division  of  Corporation  Finance
450  Fifth  St.  N.W.
Washington  DC  20549


RE:  DDI  INTERNATIONAL  INC.  -  FORM  SB-2  REGISTRATION  STATEMENT


Dear  Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated December 20, 2002, of the following:

- Our report to the Board of Directors and Stockholders of DDI International Inc. dated May 6, 2002 on the financial statements of the Company as at April 30, 2002 and for the period from March 22, 2002 (inception) to April 30, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours  truly,



"LaBonte  &  Co."

LABONTE  &  CO.
CHARTERED  ACCOUNTANTS